Surna to Discuss First Quarter 2016 Financial Results

BOULDER, CO – May 11, 2016 – Surna Inc. (OTCQB: SRNA), a technology company that engineers state-of-the art equipment for controlled environment agriculture (CEA) with special expertise in cannabis cultivation, will announce its first quarter 2016 financial results in a conference call at 9:00 am MT/11:00 am ET on May 16, 2016.

CEO Stephen Keen, COO Trent Doucet and CFO Ellen White will review company operations. The call will include discussion of investor questions submitted by email to surna@lhai.com Questions from investors should be submitted as far in advance as possible for inclusion in the discussion.

To access the conference call, please dial 855-327-6837, if calling from the United States or Canada, or 631-891-4304, if calling internationally, and use passcode 10001215.

A replay of the call will be available until May 20, 2016, which can be accessed by dialing 877-870-5176, if calling from the United States or Canada, or 858-384-5517, if calling internationally. Please use passcode 10001215 to access the replay.

A transcript of the call will be provided on the company’s website shortly after the call has taken place. You may access this transcript at www.surna.com/investor-relations.

About Surna

Surna Inc. (www.surna.com) develops innovative technologies and products that monitor, control and or address the energy and resource intensive nature of indoor cannabis cultivation. Currently, the Company’s revenue stream is based on its main product offerings – supplying industrial technology and products to commercial indoor cannabis grow facilities.

Headquartered in Boulder, CO, Surna’s diverse engineering team is tasked with creating novel energy and resource efficient solutions, including the Company’s signature water-cooled climate control platform. The Company’s engineers continuously seek to create technology that solves the highly specific demands of the cannabis industry for temperature, humidity, light and process control.

Surna’s goal is to provide intelligent solutions to improve the quality, the control and the overall yield and efficiency of CEA. Though its clients do, the Company neither produces nor sells cannabis.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results, new features or services, or management strategies) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results, such as the Company’s ability to finance, complete and consolidate acquisition of IP, assets and operating companies, could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company such as a result of various factors, including future economic, competitive, regulatory, and market conditions. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Statement About Cannabis Markets

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational cannabis. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business, require additional fees, stricter operational guidelines and unanticipated shut-downs.

Public Relations	Investor Relations
Katie O’Block	Kirsten Chapman / Becky Herrick
VP of Marketing	LHA Investor Relations
Katie@surna.com	(415) 433-3777
303-993-5271 ext. 101	surna@lhai.com

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